Exhibit 5(b)

August 1, 2024

The Obligors (as defined below)

White & Case llp 1221 Avenue of the Americas New York, NY 10020-1095 T +1 212 819 8200 whitecase.com

Ladies and Gentlemen:

We have acted as New York counsel to the entities listed on Schedule A (the “U.S. Obligors”) and Schedule B hereto (the “Non-U.S. Obligors” and, together with the U.S. Obligors, the “Obligors”), in connection with the preparation and filing by Eaton Corporation plc (the “Parent”) with the Securities and Exchange Commission (the “Commission”) of an automatic shelf registration statement on Form S-3ASR (the “Registration Statement”) on the date hereof, including a base prospectus (the “Base Prospectus”), which provides that it may be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the offer and sale, from time to time, by the Parent, Eaton Corporation and Eaton Capital Unlimited Company (together, the “Issuers”), as applicable and as set forth in the Prospectus of (a) one or more series of debt securities of the Issuers (the “Debt Securities”) and (b) guarantees of Debt Securities by the Obligors, as applicable, (the “Guarantees”) and (ii) the offer and sale, from time to time, by the Parent of (a) euro deferred shares par value €1.00 per share, A preferred shares par value $1.00 per share and serial preferred shares par value $0.01 per share (the “Preference Shares”), (b) ordinary shares par value $0.01 per share (the “Ordinary Shares”), (c) depositary shares each representing interests in shares of a particular class or series of Preference Shares (the “Depositary Shares”), (d) warrants to purchase Debt Securities, Preference Shares or Ordinary Shares of the Parent (the “Warrants”) and (e) units consisting of one or more of the securities described in clauses (i) and (ii)(a) through (d) above (the “Units” and, collectively with the Debt Securities, Guarantees, Preference Shares, Ordinary Shares, Depositary Shares and Warrants, the “Securities”), in each case as contemplated by the Parent’s Registration Statement to which this opinion is filed as an exhibit (as the same may be amended from time to time). The Securities that are being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus or any Prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the Securities.

August 1, 2024

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Obligors as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Base Prospectus;

(c)	a copy of the resolutions adopted by the Parent’s board of directors (the “Board”) on February 24, 2021; and

(d)	the form indenture pursuant to which the Debt Securities are to be issued (the “Indenture”), to be filed as Exhibit 4.1 to the Registration Statement.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Obligors and of public officials and upon statements and information furnished by officers and representatives of the Obligors with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Obligors that we reviewed.

August 1, 2024

In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto will have become effective and, will comply with all applicable laws (and will remain effective and in compliance at the time of issuance or resale of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by such Obligor’s board of directors (or an authorized committee thereof), the certificates of incorporation or formation (or equivalent) of such Obligors and applicable law; (iv) the Obligors, as applicable, will issue and deliver the Securities in the manner contemplated by the Registration Statement including the applicable Prospectus, and any Securities that consist of share capital will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such share capital; (v) the resolutions authorizing the Obligors to issue, offer and sell the Securities will have been adopted by such Obligor’s board of directors (or an authorized committee thereof) and will be in full force and effect at all times when the Securities are offered or sold by the Obligors; (vi) each party to each Agreement is or will be duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has, and had at all relevant times, full power and authority to execute and deliver, and to perform its obligations under, each Agreement to which it is a party; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding upon the Obligors; (viii) any Indenture, form of note and guarantee under such Indenture, form of Warrant, form of Warrant Agreement or form of Unit Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company; (ix) that each Agreement has been or will be duly authorized, and will be executed and delivered, by all of the parties thereto, and each party to the each of the Agreements has satisfied or will satisfy all other legal requirements that are applicable to it to the extent necessary to make each Agreement enforceable against it; (x) that each Agreement will constitute the valid, binding and enforceable obligation of all of the parties thereto under all applicable laws; provided, however, that this assumption is not made as to the extent expressly addressed in our opinion in paragraphs 1 through 4 of this opinion letter; (xi) that the execution and delivery of, and the performance of its obligations under, each Agreement by each party thereto will not (A) contravene such party’s articles or certificate of incorporation, by-laws or similar organizational documents, (B) contravene any laws or governmental rules or regulations that may be applicable to such party or its assets, (C) contravene any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its assets, or (D) breach or result in a default under any contract, indenture, lease, or other agreement or instrument applicable to or binding upon such party or its assets; (xii) that all consents, approvals, licenses, authorizations, orders of, and all filings or registrations with, any governmental or regulatory authority or agency required under the laws of any jurisdiction for the execution and delivery of, and the performance of its obligations under, each Agreement by each party thereto have been or will be obtained or made and are in full force and effect and (xiii) that there are no agreements or other arrangements that modify, supersede, novate, terminate or otherwise alter any of the terms of any Agreement.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) the Indenture will have been authorized, executed and delivered by the Obligors, as applicable, and the entity selected by such Issuer to act as the trustee (the “Trustee”), (ii) the Debt Securities and related Guarantees will be issued pursuant to the Indenture, (iii) all terms of the Debt Securities and Guarantees not provided for in the Indenture will have been established in accordance with the provisions thereof and reflected in appropriate documentation approved by appropriate corporate action and, if applicable, executed and delivered by the Obligors, as applicable, and authenticated by the Trustee, (iv) an appropriate Form T-1 with respect to the Trustee will have been properly filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (v) the Debt Securities will be authorized, executed, authenticated, issued and delivered by the Obligors, as applicable and authenticated by the Trustee in accordance with the provisions of the Indenture and applicable laws and sold as contemplated in the Registration Statement and (vi) if the Debt Securities are convertible into Ordinary Shares, Preference Shares or other securities, (x) such Ordinary Shares, Preference Shares or other securities will be authorized by appropriate corporate action, (y) the Debt Securities will be presented for conversion in accordance with the terms thereof and (z) such Ordinary Shares, Preference Shares or other securities will be executed, countersigned by the transfer agent therefor and delivered by such Obligor upon such conversion, in accordance with the terms of such Debt Securities.

August 1, 2024

With respect to any Securities consisting of any series of Warrants, we have further assumed that: (i) the warrant agreement, when it is approved by appropriate corporate action, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Parent and an entity selected by the Parent to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Parent and the Warrant Agent and (ii) the Warrants will be authorized, executed, authenticated, issued and delivered by the Parent and the Warrant Agent in accordance with the provisions of the form of Warrant, the Warrant Agreement and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Units, we have further assumed that: (i) the unit agreement, when it is approved by appropriate corporate action, relating to the Units (the “Unit Agreement”) to be entered into between the Parent and an entity selected by the Parent to act as the unit agent (the “Unit Agent”) will have been authorized, executed and delivered by the Parent and the Unit Agent and (ii) the Units and each component of the Units will be authorized, executed, authenticated, issued and delivered by the Parent and the Unit Agent in accordance with the provisions of the Unit Agreement and applicable laws and sold as contemplated in the Registration Statement and each component of the Units will constitute a valid and binding obligation of the Parent or any third party (to the extent applicable) as contemplated by the Registration Statement including the applicable Prospectus and the Unit Agreement.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	The Debt Securities (including Debt Securities issuable upon conversion of or exchange for Warrants), upon receipt by the Issuers of such lawful consideration therefor as the boards of directors of such Issuers (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Issuers under the laws of the State of New York, enforceable against the Issuers in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

2.	The Guarantees, upon receipt by the Obligors providing such Guarantees or such lawful consideration therefor as the boards of directors of such Obligors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Obligors providing such Guarantees under the laws of the State of New York, enforceable against the Obligors providing such Guarantees in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

August 1, 2024

3.	The Warrants, upon receipt by the Parent of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Parent under the laws of the State of New York, enforceable against the Parent in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

4.	The Units, upon receipt by the Parent of such lawful consideration thereof as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Parent under the laws of the State of New York, enforceable against the Parent in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

The opinions expressed above are limited to questions arising under the law of the State of New York. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5(b) to the Registration Statement and to the reference to our firm as counsel that has passed on the validity of the Securities appearing under the caption “Legal Matters” in the Base Prospectus forming part of the Registration Statement or any Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

August 1, 2024

Very truly yours,

/s/ White & Case LLP

JYC/RR/CM

August 1, 2024

Schedule A
“US Obligors”

1.	Eaton Corporation, an Ohio corporation

2.	Eaton Aeroquip LLC, an Ohio limited liability company

3.	Eaton Aerospace LLC, a Delaware limited liability company

4.	Eaton Filtration LLC, a Delaware limited liability company

5.	Eaton Leasing Corporation, an Ohio corporation

6.	Wright Line LLC, a Delaware limited liability company

7.	Eaton Electric Holdings LLC, a Delaware limited liability company

8.	Cooper B-Line, Inc., a Delaware corporation

9.	Cooper Bussmann, LLC, a Delaware limited liability company

10.	Cooper Crouse-Hinds, LLC, a Delaware limited liability company

11.	Cooper Power Systems, LLC, a Delaware limited liability company

12.	Cooper Wiring Devices, Inc., a New York corporation

August 1, 2024

Schedule B
“Non-US Obligors”

1.	Eaton Corporation plc, an Irish public limited company

2.	Eaton Capital Unlimited Company, an Irish public unlimited company

3.	Cooper Industries Unlimited Company, an Irish private unlimited company

4.	Eaton Domhanda Unlimited Company, an Irish private unlimited company

5.	Eaton Technologies (Luxembourg) S.à r.l., a société à responsabilité limitée, under the laws of Luxembourg

6.	Eaton Controls (Luxembourg) S.à r.l., a société à responsabilité limitée under the laws of Luxembourg

7.	Turlock B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands